BELL SPORTS CORP.
                          EXHIBIT - 11 - STATEMENT RE:
                        COMPUTATION OF PER SHARE EARNINGS
               (unaudited; In Thousands, Except Per Share Amounts)
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
                                                               Six Months Ended                  Three Months Ended

                                                            Dec. 27,       Dec. 28,          Dec. 27,          Dec. 28,
                                                              1997           1996              1997              1996
                                                         ---------------------------------------------------------------
Net income (loss)                                             $ 959         $ (472)            $ 322             $ (475)


Net effect on net income (loss)
from conversion of other pontentially
dilutive securties                                            1,214          1,214               607                607

                                                         ---------------------------------------------------------------

Adjusted net income (loss)                                  $ 2,173          $ 742             $ 929              $ 132
                                                         ===============================================================



Weighted average number of common
and common equivalent shares outstanding
- basic                                                      13,810         13,701            13,851             13,701

Net effect of other potentially dilutive
securities                                                    1,926          1,653             1,952              1,659
                                                         ---------------------------------------------------------------

Adjusted average shares outstanding for
fully diluted computation                                    15,736         15,354            15,803             15,360
                                                         ===============================================================

Per share amount - fully diluted                             $ 0.14         $ 0.05            $ 0.06             $ 0.01
                                                         ===============================================================
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